UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2003

DRESSER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-60778	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of Principal Executive Offices)

(972) 361-9800

(Registrant’s telephone number, including area code)

ITEM 9.	Regulation FD Disclosure.

ITEM 12.	Results of Operations and Financial Condition.

On November 18, 2003, Dresser, Inc. (“Dresser”) launched a consent solicitation with respect to Dresser’s $550.0 million principal amount of 9 3/8% Senior Subordinated Notes due 2011 (the “Notes”). The consent solicitation will expire at 5:00 p.m., New York City time, on December 4, 2003, unless Dresser extends the consent solicitation, Dresser will pay a fee of $2.50 in cash for each $1,000 principal amount of notes for each consent properly delivered and not revoked prior to the expiration of the consent solicitation. The purpose of the consent solicitation is to amend the indenture relating to the Notes (the “Indenture”) to provide that Dresser will only be obligated to provide a report on annual financial information by Dresser’s certified independent accountants for all fiscal years beginning with and including the fiscal year ended December 31, 2001, and all annual financial information for fiscal years ending prior to that date will be deemed restated but unaudited. In addition, Dresser will not be required to furnish quarterly financial information for periods prior to December 31, 2001 that have been subject to a SAS 100 review by its independent auditors. The consent solicitation will also provide that Dresser will have until December 15, 2003 to be in compliance with the Indenture’s financial reporting covenant. Each holder of Notes that consents to the amendment will also be waiving all defaults with respect to the reporting provisions of the Indenture occurring on or prior to the effectiveness of the proposed amendment. The Company issued a press release announcing the consent solicitation on November 18, 2003. A copy of this press release is furnished as Exhibit 99.1 to this report.

A copy of the Consent Solicitation Statement dated November 18, 2003 is furnished as Exhibit 99.2 to this report. Included as Exhibits A-1, B-1 and C-1 to the Consent Solicitation Statement are Dresser’s unaudited draft of its Annual Report on Form 10-K for fiscal year 2002, Dresser’s draft of its Quarterly Report on Form 10-Q for the first quarter of fiscal year 2003 and Dresser’s draft of its Quarterly Report on Form 10-Q for the second quarter of fiscal year 2003 (all without exhibits), respectively.

On November 18, 2003, Dresser issued a press release announcing its operating results for the third quarter of fiscal year 2003. A copy of this press release is furnished as Exhibit 99.3 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC. (registrant)

Date: November 18, 2003	By:	/s/ Patrick M. Murray

	Name:	Patrick M. Murray
	Its:	Chief Executive Officer

Index of Exhibits

Exhibit No.	Description

99.1	Press Release of Dresser, Inc. dated November 18, 2003.

99.2	Consent Solicitation Statement of Dresser, Inc. dated November 18, 2003.

99.3	Press Release of Dresser, Inc. dated November 18, 2003.

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